EXHIBIT (a)(4)


                            CERTIFICATE OF AMENDMENT
                                       TO
                              CERTIFICATE OF TRUST
                                       OF
                               BLACK DIAMOND FUNDS

         (Pursuant to Section 3810 of the Delaware Statutory Trust Act)


To the Secretary of State
State of Delaware

     It is hereby certified that:

     1. The name of the statutory trust (hereinafter referred to as the "Trust") is

          Black Diamond Funds

     2. Article First of the Certificate of Trust of the Trust is hereby amended to read as follows:

               The name of the business trust formed hereby is AGILEX Funds.

     3.   The undersigned person is a trustee of the Trust.

     4. This Certificate of Amendment to the Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Trust on this 13th day of February 2004.



                                          /s/ Laurence B. Schweiger
                                          -------------------------
                                          Laurence B. Schweiger
                                          Trustee